UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2009

Cougar Biotechnology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33871	20-290-3204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200

Los Angeles, CA 90024

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (310) 943-8040

(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indemnification Agreements

On May 20, 2009, Cougar Biotechnology, Inc. (the “Company”) entered into indemnification agreements with each of the Company’s directors and executive officers, and one other member of senior management (the “Indemnification Agreements”). The Indemnification Agreements provide rights that supplement those provided under Delaware law and in the Company’s Certificate of Incorporation. The Indemnification Agreements provide for the indemnification of the director, officer or senior manager for certain reasonable expenses and liabilities incurred in connection with any action, suit, or proceeding to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee or agent of the Company, by reason of any action or inaction by them while serving as an officer, director, employee or agent or by reason of the fact that they were serving at the Company’s request as a director, officer, employee or agent of another entity. Under the Indemnification Agreements, indemnification will only be provided in situations where the indemnified parties acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the Company’s best interest, and, with respect to any criminal action or proceeding, in situations where they had no reasonable cause to believe the conduct was unlawful. In the case of an action or proceeding by or in the right of the Company or its subsidiary, no indemnification will be provided for any claim where a court determines that the indemnified party is liable to the Company, unless the court determines that the director, officer or senior manager is fairly and reasonably entitled to indemnification. The Company believes that these Indemnification Agreements are necessary to attract and retain qualified persons to serve as directors, officers and senior managers.

The Indemnification Agreements are substantially in the form of the Form of Indemnification Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Auerbach Amended and Restated Employment Agreement

On May 21, 2009, the Company and Alan H. Auerbach, Chief Executive Officer and President of the Company, entered into an Amended and Restated Employment Agreement (the “New CEO Agreement”). The New CEO Agreement amends and restates Mr. Auerbach’s prior employment agreement with the Company dated as of September 26, 2008 (the “Old CEO Agreement”). Material differences between the New CEO Agreement and the Old CEO Agreement are as follows:

•

Severance Benefits in Conjunction with a Change in Control: The Old CEO Agreement provided for Mr. Auerbach to receive certain severance compensation and benefits (“CIC Severance Benefits”) in the event of a termination of his employment by the Company without “Cause” (as defined in the Old CEO Agreement) during the period beginning 60 days prior to and ending 12 months after a “Change of Control” (as defined in the Old CEO Agreement). The New CEO Agreement extends that qualifying termination period from 12 months to 18 months after a Change of Control and extends the health care continuation benefits contained in the CIC Severance Benefits from 12 months to 18 months. The New CEO Agreement also provides for Mr. Auerbach to receive the CIC Severance Benefits in the event of a termination of his employment by Mr. Auerbach for “Good Reason” (as defined below).

•

Severance Benefits not in Conjunction with a Change in Control: The Old CEO Agreement provided for Mr. Auerbach to receive certain other severance compensation and benefits (“Non-CIC Severance Benefits”) in the event of a termination of his employment (a) by Mr. Auerbach as a result of the Company’s breach of the Old CEO Agreement or (b) by the Company other than with Cause, in connection with a Change of Control or as a result of his death or disability. The New CEO Agreement provides for Mr. Auerbach to receive the Non-CIC Severance Benefits in the event of a termination of his employment by Mr. Auerbach for Good Reason instead of a breach of the Old CEO Agreement. The New CEO Agreement also provides that the Non-CIC Severance Benefits shall include health care continuation benefits for 18 months.

•

Good Reason: The New CEO Agreement defines “Good Reason” as the occurrence of any one or more of the following events without Mr. Auerbach’s prior written consent: (i) a material diminution in his base salary, (ii) a material diminution in his authority, duties or responsibilities, including any circumstance in which Mr. Auerbach ceases to serve as the Chief Executive Officer of a publicly-traded corporation (other than as a result of a “Management Buyout” (as defined in the New CEO Agreement)), (iii) a change in the geographic location at which he must perform services to a location more than 25 miles from the Company’s current location, or (iv) any breach by the Company of the New CEO Agreement, in each case subject to compliance with certain notices and deadlines by Mr. Auerbach and certain cure rights by the Company.

•	Timing of Payments: The New CEO Agreement clarifies the timing of certain payments and actions under the Old CEO Agreement.

•	Attorneys’ Fees: The New CEO Agreement provides for Mr. Auerbach to recover reasonable attorneys’ fees if he prevails in arbitration.

•

409A Compliance: The New CEO Agreement also clarifies those payments and benefits that are intended to either comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code (the “Code”).

The forgoing description is qualified in its entirety by reference to the New CEO Agreement, filed as Exhibit 10.2 hereto and incorporated herein by reference.

Auerbach Retention Agreement

In connection with the execution of the Agreement and Plan of Merger by and among Johnson & Johnson, Kite Merger Sub, Inc., and the Company, dated as of May 21, 2009 (the “Merger Agreement”), the Company, Johnson & Johnson, and Mr. Auerbach entered into a letter agreement on May 21, 2009 (the “Retention Agreement”), which amends the New CEO Agreement. The Retention Agreement will be of no force or effect if the Merger Agreement is terminated.

Pursuant to the Retention Agreement, (a) the Company agrees not to terminate Mr. Auerbach’s employment other than for Cause prior to the closing of the merger contemplated in the Merger Agreement (the “Closing”) and (b) Mr. Auerbach agrees not to terminate his employment for any reason other than Good Reason (as modified as described below) prior to the Closing.

The Retention Agreement provides that in the event Mr. Auerbach’s employment is terminated within 6 months after the Closing for any reason other than (a) by the Company for “Cause,” (b) by Mr. Auerbach other than for “Good Reason” (as such terms are defined in the New CEO Agreement, with certain exclusions to the definition of Good Reason relating to a material diminution in authorities, duties or responsibilities), or (c) due to his death or disability, Mr. Auerbach shall be entitled to the following severance compensation and benefits that would otherwise be payable under the New CEO Agreement (and subject to his execution of a general release of claims against the Company):

•

a lump-sum cash payment equal to the sum of (A) twice his base salary of $470,000, (B) the amount of any earned but unpaid performance-milestone bonus, (C) the maximum amount of discretionary bonus to which Mr. Auerbach was eligible to receive in the year of termination, and (D) the cash value of any accrued but unused vacation (the “Cash CIC Benefits”); and

•	health care continuation benefits in the form of fully-paid COBRA premiums by the Company for a period of 18 months from the date of termination.

The Retention Agreement further provides that if Mr. Auerbach remains an active full-time employee of the Company, Johnson & Johnson or their subsidiaries through the 6-month anniversary of the Closing, he will receive a lump-sum cash payment equal to the Cash CIC Benefits. In the event of his termination for any reason other than by the Company for Cause, Mr. Auerbach will receive health care continuation benefits for a period of 18 months from the date of termination.

The Retention Agreement includes a non-competition covenant whereby Mr. Auerbach shall not have any “Relationship” (as defined in the Retention Agreement) with any person other than Johnson & Johnson, in any area in the world for which he had responsibilities on behalf of the Company during the last 24 months of his association with Johnson & Johnson or its subsidiaries (including the Company), in the course of which he engages in or assists any such person with respect to:

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the field of steroidal enzyme 17a-hydroxylase/C17,20 lyase inhibition regardless of indication, during the period from the Closing until the second anniversary of Mr. Auerbach’s last day of his association with Johnson & Johnson or its subsidiaries (including the Company); and

•

the area of hormone refractory prostate cancer (castration resistant prostate cancer), during the period from the Closing until the first anniversary of Mr. Auerbach’s last day of his association with Johnson & Johnson or its subsidiaries (including the Company).

The forgoing description is qualified in its entirety by reference to the Retention Agreement, filed as Exhibit 10.3 hereto and incorporated herein by reference.

Eyler Amended Employment Letter

On May 21, 2009, Charles R. Eyler and the Company entered into an amendment to Mr. Eyler’s employment letter with the Company, dated as of August 31, 2007 (the “Eyler Amendment”). The Eyler Amendment provides that any severance compensation and benefits to which Mr. Eyler may become eligible to receive under the Cougar Biotechnology, Inc. Severance Plan (as discussed below) shall be in lieu and full replacement of any severance compensation and benefits to which he would otherwise be entitled under the terms of his employment letter. The Eyler Amendment also clarifies those payments and benefits that are intended to either comply with or be exempt from the requirements of Section 409A of the Code.

The forgoing description is qualified in its entirety by reference to the Eyler Amendment, filed as Exhibit 10.4 hereto and incorporated herein by reference.

Severance Plan

On May 21, 2009, the Company adopted the Cougar Biotechnology, Inc. Severance Plan (the “Severance Plan”), effective upon the consummation of a “Corporate Transaction” (as defined in the Severance Plan), for purposes of providing eligible participants with severance benefits upon a qualifying termination in connection with a Corporate Transaction. The consummation of the transactions contemplated by the Merger Agreement will be considered a Corporate Transaction for purposes of the Severance Plan. Participation in the Severance Plan is limited to the nine employees of the Company who hold the title of Vice President or above as of May 21, 2009, excluding Mr. Auerbach. These participants include Mr. Eyler, Richard Phillips, and Arturo Molina, each of whom served as the Company’s named executive officers in 2008. The employment letters of certain participants were amended to provide that any severance compensation and benefits which may become payable under the Severance Plan will be in lieu and full replacement of any severance compensation and benefits payable under the employment letter.

In the event that the participant’s employment with the Company is terminated either by the Company without “Cause” (as defined in the Severance Plan) or by the Participant for “Good Reason” (as defined below), in each case, within 12 months after the effective date of a Corporate Transaction, the participant shall receive (subject to the participant’s execution of a general release of claims against the Company and its affiliates, including Johnson & Johnson):

•

a lump-sum cash payment equal to the sum of (A) 18 months of the participant’s annual base salary, and (B) the participant’s prorated target bonus for the partial fiscal year of the Company in which the date of termination occurs; and

•

health care continuation benefits at the same premium cost to the participant as in effect for similarly situated active employees of the Company generally for a period of 18 months from the date of termination.

The Severance Plan defines “Good Reason” as the occurrence of any one or more of the following events without the participant’s prior written consent: (a) a material diminution in the participant’s annual base salary, or (b) a change in the geographic location at which the participant must perform services to a location more than 25 miles from the Company’s current location.

Under the terms of the Severance Plan, if it is determined that any payment or benefit would constitute a parachute payment under Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits under the plan will be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by the participant will exceed the net after-tax benefit received by such participant if no such reduction was made.

The forgoing description is qualified in its entirety by reference to the Severance Plan, filed as Exhibit 10.5 hereto and incorporated herein by reference.

Transaction Incentive Bonus Plan

On May 21, 2009, the Company adopted the Cougar Biotechnology, Inc. Transaction Incentive Bonus Plan (the “Incentive Bonus Plan”) effective upon the consummation of a Corporate Transaction, for purposes of providing eligible employees with a cash bonus upon the consummation of a Corporate Transaction. The consummation of the transactions contemplated by the Merger Agreement will be considered a Corporate Transaction for purposes of the Incentive Bonus Plan. All employees of the Company on May 21, 2009 other than Mr. Auerbach were selected by the Compensation Committee of the Board of Directors to be eligible to participate in the Incentive Bonus Plan, including Messrs. Eyler, Phillips, and Molina, each of whom served as the Company’s named executive officers in 2008.

The aggregate amount of bonuses that may become payable to all participants under the Incentive Bonus Plan shall not exceed $2,000,000. In the event that a Corporate Transaction occurs, and (a) the participant remains employed by the Company through the consummation of the Corporate Transaction, and (b) the Company’s Chief Executive Officer, in his sole discretion, determines that the participant has achieved minimum satisfactory performance in accomplishing such Corporate Transaction, the participant will be eligible to receive a bonus payment equal to the sum of (x) a fixed bonus amount, if any, approved by the Compensation Committee of the Board of Directors and allocated to such participant (provided that the aggregate fixed amounts payable to all participants shall not exceed $1,650,000), and (y) a discretionary amount, if any, to be determined by the Company’s Chief Executive Officer, in his sole discretion, based on the participant’s performance in completing the Corporate Transaction, not to exceed the lesser of $100,000 or the participant’s target bonus (provided that the aggregate discretionary amounts payable to all participants shall not exceed $1,650,000). Mr. Eyler’s fixed target bonus allocation under the Incentive Bonus Plan is $250,000 and Mr. Phillips’ fixed target bonus allocation is $125,000.

Under the terms of the Transaction Bonus Plan, if it is determined that any payment or benefit would constitute a parachute payment under Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits under the plan will be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by the participant will exceed the net after-tax benefit received by such participant if no such reduction was made.

The forgoing description is qualified in its entirety by reference to the Incentive Bonus Plan, filed as Exhibit 10.6 hereto and incorporated herein by reference.

Item 5.02. Compensatory Arrangements of Certain Officers.

The disclosures contained under the headings “Auerbach Amended and Restated Employment Agreement,” “Auerbach Retention Agreement,” “Eyler Amended Employment Letter,” “Severance Plan,” and “Transaction Incentive Bonus Plan” are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit
10.1	Form of Indemnification Agreement, substantially in the form entered into by and between Cougar Biotechnology, Inc., and each of its directors and officers and one other member of senior management of Cougar Biotechnology, Inc.

10.2	Amended and Restated Employment Agreement, by and between Cougar Biotechnology, Inc., and Alan H. Auerbach, dated as of May 21, 2009.

10.3	Retention Letter Agreement, by and between Johnson & Johnson, Cougar Biotechnology, Inc., and Alan H. Auerbach, dated as of May 21, 2009.

10.4	First Amendment to Employment Letter, by and between Cougar Biotechnology, Inc., and Charles R. Eyler, dated as of May 21, 2009.

10.5	Cougar Biotechnology, Inc. Severance Plan, dated as of May 21, 2009.

10.6	Cougar Biotechnology, Inc. Transaction Incentive Bonus Plan, dated as of May 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2009	Cougar Biotechnology, Inc.

	By:	/s/ Charles R. Eyler
	Name:	Charles R. Eyler
	Title:	Treasurer, Sr. Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement, substantially in the form entered into by and between Cougar Biotechnology, Inc., and each of its directors and officers and one other member of senior management of Cougar Biotechnology, Inc.

10.2	Amended and Restated Employment Agreement, by and between Cougar Biotechnology, Inc., and Alan H. Auerbach, dated as of May 21, 2009.

10.3	Retention Letter Agreement, by and between Johnson & Johnson, Cougar Biotechnology, Inc., and Alan H. Auerbach, dated as of May 21, 2009.

10.4	First Amendment to Employment Letter, by and between Cougar Biotechnology, Inc., and Charles R. Eyler, dated as of May 21, 2009.

10.5	Cougar Biotechnology, Inc. Severance Plan, dated as of May 21, 2009.

10.6	Cougar Biotechnology, Inc. Transaction Incentive Bonus Plan, dated as of May 21, 2009.